Exhibit 99.1
ALTICE USA REPORTS
SECOND QUARTER 2024 RESULTS
Growth in Fiber Customer Net Adds and Mobile Line Net Adds
Positive Trends in Customer Experience, Network, and Operations
Optimum Portfolio Evolution Roadmap to Deliver More Value to Customers
Recognized with Network Quality Rankings by PCMag®(1) and Ookla® Speedtest®(2)

NEW YORK (August 1, 2024) -- Altice USA (NYSE: ATUS) today reports results for the second quarter ended June 30, 2024.
Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "In the second quarter our company achieved significant improvements in operational metrics and customer satisfaction, growth in our fiber, mobile, and B2B businesses, and continued stabilization of ARPU across our base. We elevated product and network quality, introduced refreshed go-to-market strategies, which are starting to gain traction, and launched Entertainment TV, Optimum's new low-cost internet TV package available exclusively on Optimum Stream, providing more choice and flexibility for customers. Looking ahead, we have an innovative roadmap of future product and experience enhancements that we are eager to bring to current and prospective customers this year and beyond, and we remain focused on advancing network and service quality, driving profitable customer relationships, and maintaining financial discipline.”

Second Quarter 2024 Financial Overview
•Total revenue of $2.2 billion (-3.6% year over year).
•Residential revenue of $1.8 billion (-4.4% year over year).
•Residential revenue per user (ARPU)(3) of $135.95 (-1.1% or ($1.49) year over year).
•Business Services revenue of $369.3 million (+1.3% year over year).
•News and Advertising revenue of $105.3 million (-7.2% year over year).
•Net income attributable to stockholders of $15.4 million ($0.03/share on a diluted basis) in Q2 2024 and $78.3 million ($0.17/share on a diluted basis) in Q2 2023.
•Net cash flows from operating activities of $306.8 million in Q2 2024 compared to $438.8 million in Q2 2023.
•Adjusted EBITDA(4) of $867.2 million (-5.9% year over year), and margin of 38.7%.
•Cash capital expenditures of $347.7 million (-26.6% year over year) and capital intensity(5) of 15.5% (12.9% excluding FTTH and new builds). We have remained disciplined on capital spend in the first half of this year and now anticipate cash capital expenditures under $1.6 billion in full year 2024.
•Free Cash Flow (Deficit)(4) of ($40.9) million, including $57 million of higher cash taxes in Q2 2024 year over year.

Second Quarter 2024 Key Operational Highlights
•Significant Growth in Net Promoter Scores (NPS) Driven by Improved Customer Experience (CX)
◦Transactional NPS (tNPS)(6) grew +34 points in the last 2 years from Q2 2022 to Q2 2024.
•Continued CX Improvement with a Focus on Operations and Base Management:
◦>700k customers speed rightsized in the last 8 months.
◦~1.7 million fewer inbound calls(7) LTM Q2 2024.
◦~235k fewer truck rolls(8) LTM Q2 2024.
◦+56% increase in self-install rate(9) Q2 2024.
◦Hyper-local go-to-market approach leveraging our brand platform, Where Local is Big Time, bringing the reach of a large national provider with the attention of a local business.
•Optimum Portfolio Evolution to Deliver More Value: Medium-Term Roadmap
◦Introduce Value Added Services to create new revenue streams with existing customers, including Direct-to-Consumer partnerships, Total Care and Mobile Device Protection, among others.
◦Continue enhancing the broadband experience: Grow fiber penetration, increase HFC broadband capacity, and enhance customer value and experience with speed rightsizing.
◦Increase customer stickiness by amplifying mobile across residential and business channels, and expanding the company's suite of smart devices and offerings.
◦Expand B2B product portfolio and Lightpath enterprise business by continuing to grow subscribers and ARPU.
◦Evolve the video business to give customers more options through innovative video packages, improved programming agreements, and the continued expansion of Optimum Stream.
▪Launched Entertainment TV in July 2024, Optimum's new low-cost internet TV package, available exclusively on Optimum Stream, and offering 80+ top-rated channels.
•Strong Fiber Net Adds Reaching 434k Fiber Customers, a +74% Increase in Total Fiber Customers Compared to Q2 2023
◦Fiber customer growth continued in Q2 2024 with +40k fiber net additions, driven by migrations of existing customers and fiber gross additions.
◦Penetration of the fiber network reached 15.3% at the end of Q2 2024, up from 9.4% at the end of Q2 2023.
•Mobile Line Net Adds of +33k in Q2 2024; 2.0x Acceleration Year Over Year; Reaching 385k Lines
◦Optimum Mobile line net additions of +33k in Q2 2024, compared to +16k in Q2 2023.
◦Mobile customer penetration of the broadband base was 5.8% at the end of Q2 2024, up from 3.8% at the end of Q2 2023.
•Total Broadband Primary Service Units (PSUs) Net Losses of -51k
◦Broadband net losses were -51k in Q2 2024, compared to -37k in Q2 2023.
◦Broadband subscriber net losses in the quarter were principally driven by seasonal university disconnects, continued competitive and macro pressures, and less activity in the low-income segment which is partially attributable to the impact of ACP sunsetting.
•Continued Progress in Building Quality Broadband Network Experiences
◦Externally recognized for network performance: In New York and New Jersey, Optimum Fiber was named the best and fastest Internet provider by PCMag®(1) and having the fastest and most reliable Internet speeds by Ookla® Speedtest®(2).

◦Capital intensity(5) of 15.5% in Q2 2024 compared to 20.4% in Q2 2023.
◦Fiber passings additions of +62k in Q2 2024, reaching 2.8 million fiber passings, and targeting approximately 3 million fiber passings by year-end 2024.
◦Total passings additions of +67k in Q2 2024, reaching 9.7 million total passings, and targeting over 175k additional passings in full year 2024.
◦Continued investment in network enhancements: Increasing broadband speeds, node splits at lower costs, and proactive network maintenance.

Balance Sheet Review as of June 30, 2024
•Net debt(10) for CSC Holdings, LLC Restricted Group was $23,167 million at the end of Q2 2024, representing net leverage of 7.3x L2QA(11).
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.6% and the weighted average life of debt was 4.6 years.
•Net debt(10) for Cablevision Lightpath LLC was $1,413 million at the end of Q2 2024, representing net leverage of 5.9x L2QA(11).
◦The weighted average cost of debt for Cablevision Lightpath LLC was 5.4% and the weighted average life of debt was 3.6 years.
•Consolidated net debt(10) for Altice USA was $24,566 million, representing consolidated net leverage of 7.2x L2QA(11).
◦The weighted average cost of debt for consolidated Altice USA was 6.5% and the weighted average life of debt was 4.6 years.
Shares Outstanding
As of June 30, 2024, we had 460,583,380 combined shares of Class A and Class B common stock outstanding.

Customer Metrics (in thousands, except per customer amounts)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24	Q2-24
Total Passings(12)	9,512.2	9,578.6	9,609.0	9,628.7	9,628.7	9,679.3	9,746.4
Total Passings additions	48.4	66.4	30.4	19.7	164.9	50.6	67.2
Total Customer Relationships(13)(14)
Residential	4,472.4	4,429.5	4,391.5	4,363.1	4,363.1	4,326.8	4,272.3
SMB	380.9	381.0	381.1	380.3	380.3	379.7	379.7
Total Unique Customer Relationships	4,853.3	4,810.5	4,772.6	4,743.5	4,743.5	4,706.5	4,652.0
Residential net additions (losses)	(26.1)	(42.9)	(38.0)	(28.4)	(135.4)	(36.3)	(54.5)
Business Services net additions (losses)	(0.3)	0.1	0.1	(0.8)	(0.9)	(0.7)	0.0
Total customer net additions (losses)	(26.4)	(42.7)	(37.9)	(29.2)	(136.2)	(37.0)	(54.5)
Residential PSUs
Broadband	4,263.7	4,227.0	4,196.0	4,169.0	4,169.0	4,139.7	4,088.7
Video	2,380.5	2,312.2	2,234.6	2,172.4	2,172.4	2,094.7	2,021.9
Telephony	1,703.5	1,640.8	1,572.7	1,515.3	1,515.3	1,452.1	1,391.1
Broadband net additions (losses)	(19.2)	(36.8)	(31.0)	(27.0)	(113.9)	(29.4)	(51.0)
Video net additions (losses)	(58.6)	(68.3)	(77.6)	(62.2)	(266.7)	(77.7)	(72.8)
Telephony net additions (losses)	(60.6)	(62.7)	(68.1)	(57.4)	(248.9)	(63.1)	(61.1)
Residential ARPU ($)(3)(15)	135.32	137.44	138.42	136.01	136.80	135.67	135.95
SMB PSUs
Broadband	349.0	349.1	349.4	348.9	348.9	348.5	348.8
Video	95.3	93.7	91.9	89.6	89.6	87.3	85.4
Telephony	210.0	208.0	205.9	203.2	203.2	200.7	199.2
Broadband net additions (losses)	(0.1)	0.1	0.3	(0.5)	(0.2)	(0.4)	0.3
Video net additions (losses)	(2.0)	(1.6)	(1.8)	(2.3)	(7.7)	(2.3)	(1.9)
Telephony net additions (losses)	(2.3)	(2.0)	(2.1)	(2.6)	(9.1)	(2.6)	(1.4)
Total Mobile Lines(16)
Mobile ending lines	247.9	264.2	288.2	322.2	322.2	351.6	384.5
Mobile ending lines excluding free service	223.3	257.9	288.1	322.2	322.2	351.6	384.5
Mobile line net additions	7.6	16.3	24.1	34.0	82.0	29.3	33.0
Mobile line net additions ex-free service	14.6	34.6	30.3	34.1	113.5	29.3	33.0

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24	Q2-24
FTTH Total Passings(17)	2,373.0	2,659.5	2,720.2	2,735.2	2,735.2	2,780.0	2,842.0
FTTH Total Passing additions	214.2	286.6	60.7	14.9	576.4	44.8	62.0
FTTH Residential	207.2	245.9	289.3	333.8	333.8	385.2	422.7
FTTH SMB	2.7	3.9	5.7	7.6	7.6	9.4	11.4
FTTH Total customer relationships(18)	209.9	249.7	295.1	341.4	341.4	394.6	434.1
FTTH Residential net additions	37.2	38.6	43.4	44.5	163.8	51.4	37.5
FTTH SMB net additions	0.9	1.2	1.9	1.8	5.8	1.9	2.0
FTTH Total customer net additions	38.1	39.8	45.3	46.3	169.7	53.2	39.5

Altice USA Consolidated Operating Results (in thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue:
Broadband	$914,989	$965,865	$1,831,983	$1,922,910
Video	739,445	775,138	1,495,039	1,545,739
Telephony	71,703	76,069	142,668	153,750
Mobile	27,479	18,147	52,372	33,673
Residential revenue	1,753,616	1,835,219	3,522,062	3,656,072
Business services and wholesale	369,290	364,704	734,151	728,345
News and Advertising	105,280	113,465	211,005	212,202
Other	12,569	10,886	24,472	21,633
Total revenue	2,240,755	2,324,274	4,491,690	4,618,252
Operating expenses:
Programming and other direct costs	719,460	762,280	1,463,347	1,533,999
Other operating expenses	670,542	656,128	1,344,792	1,307,373
Restructuring, impairments and other operating items	(46,599)	5,178	4,654	34,850
Depreciation and amortization (including impairments)	395,770	418,705	784,161	834,917
Operating income	501,582	481,983	894,736	907,113
Other income (expense):
Interest expense, net	(442,955)	(406,709)	(880,096)	(795,987)
Gain on investments and sale of affiliate interests, net	—	—	292	192,010
Loss on derivative contracts, net	—	—	—	(166,489)
Gain on interest rate swap contracts, net	13,574	61,165	55,877	46,736
Gain (loss) on extinguishment of debt and write-off of deferred financing costs	—	—	(7,035)	4,393
Other income (loss), net	(1,486)	(1,570)	(3,031)	8,635
Income before income taxes	70,715	134,869	60,743	196,411
Income tax expense	(49,013)	(48,725)	(51,937)	(79,097)
Net income	21,702	86,144	8,806	117,314
Net income attributable to noncontrolling interests	(6,341)	(7,844)	(14,638)	(13,149)
Net income (loss) attributable to Altice USA stockholders	$15,361	$78,300	$(5,832)	$104,165
Basic net income (loss) per share	$0.03	$0.17	$(0.01)	$0.23
Diluted net income (loss) per share	$0.03	$0.17	$(0.01)	$0.23
Basic weighted average common shares	459,995	454,688	458,682	454,687
Diluted weighted average common shares	459,995	454,688	458,682	455,139

Altice USA Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$8,806	$117,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including impairments)	784,161	834,917
Gain on investments and sale of affiliate interests, net	(292)	(192,010)
Loss on derivative contracts, net	—	166,489
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	7,035	(4,393)
Amortization of deferred financing costs and discounts (premiums) on indebtedness	11,123	18,359
Share-based compensation	30,181	13,253
Deferred income taxes	(9,818)	(113,402)
Decrease in right-of-use assets	22,701	22,925
Allowance for credit losses	45,932	43,946
Other	3,674	9,188
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(8,230)	(10,611)
Prepaid expenses and other assets	(119,050)	(58,842)
Amounts due from and due to affiliates	(49,742)	31,213
Accounts payable and accrued liabilities	(20,954)	(22,816)
Deferred revenue	(835)	6,649
Interest rate swap contracts	1,763	(6,492)
Net cash provided by operating activities	706,455	855,687
Cash flows from investing activities:
Capital expenditures	(683,816)	(1,056,342)
Payments for acquisitions, net of cash acquired	(2,025)	—
Other, net	(52)	(1,578)
Net cash used in investing activities	(685,893)	(1,057,920)
Cash flows from financing activities:
Proceeds from long-term debt	3,775,000	1,900,000
Repayment of debt	(3,635,449)	(1,739,493)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	—	38,902
Principal payments on finance lease obligations	(68,788)	(76,100)
Payment related to acquisition of a noncontrolling interest	(7,261)	—
Additions to deferred financing costs	(17,553)	—
Other, net	(5,638)	(7,974)
Net cash provided by financing activities	40,311	115,335
Net increase (decrease) in cash and cash equivalents	60,873	(86,898)
Effect of exchange rate changes on cash and cash equivalents	(817)	548
Net increase (decrease) in cash and cash equivalents	60,056	(86,350)
Cash, cash equivalents and restricted cash at beginning of year	302,338	305,751
Cash, cash equivalents and restricted cash at end of year	$362,394	$219,401

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees). We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as a liquidity measure. We believe this measure is useful to investors in evaluating our ability to service our debt and make continuing investments with internally generated funds, although it may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Income to Adjusted EBITDA (in thousands) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income	$21,702	$86,144	$8,806	$117,314
Income tax expense	49,013	48,725	51,937	79,097
Other loss (income), net	1,486	1,570	3,031	(8,635)
Gain on interest rate swap contracts, net	(13,574)	(61,165)	(55,877)	(46,736)
Loss on derivative contracts, net	—	—	—	166,489
Gain on investments and sale of affiliate interests, net	—	—	(292)	(192,010)
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	—	—	7,035	(4,393)
Interest expense, net	442,955	406,709	880,096	795,987
Depreciation and amortization	395,770	418,705	784,161	834,917
Restructuring, impairments and other operating items	(46,599)	5,178	4,654	34,850
Share-based compensation	16,424	15,876	30,181	13,253
Adjusted EBITDA	867,177	921,742	1,713,732	1,790,133
Adjusted EBITDA margin	38.7%	39.7%	38.2%	38.8%

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (in thousands) (unaudited):
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net cash flows from operating activities	$306,794	$438,841	$706,455	$855,687
Capital Expenditures (cash)	347,721	473,445	683,816	1,056,342
Free Cash Flow (Deficit)	$(40,927)	$(34,604)	$22,639	$(200,655)

Consolidated Net Debt as of June 30, 2024
($ in millions)

CSC Holdings, LLC Restricted Group	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$1,800	SOFR+2.350%	2027
Term Loan B-5	2,873	L+2.500%(19)	2027
Term Loan B-6	1,977	SOFR+4.500%	2028(20)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,484
CSC Holdings, LLC Restricted Group Cash	(318)
CSC Holdings, LLC Restricted Group Net Debt	$23,167

CSC Holdings, LLC Restricted Group Undrawn RCF	$541

Cablevision Lightpath LLC	Principal Amount	Coupon / Margin	Maturity
Drawn RCF(21)	$—	SOFR+3.360%
Term Loan	579	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,444
Cablevision Lightpath Cash	(31)
Cablevision Lightpath Net Debt	$1,413

Cablevision Lightpath Undrawn RCF	$115

Net Leverage Schedules as of June 30, 2024 ($ in millions)

	CSC Holdings Restricted Group(22)	Cablevision Lightpath LLC	CSC Holdings Consolidated(23)	Altice USA Consolidated

Gross Debt Consolidated(24)	$23,484	$1,444	$24,928	$24,928
Cash	(318)	(31)	(362)	(362)
Net Debt Consolidated(10)	$23,167	$1,413	$24,566	$24,566
LTM EBITDA	$3,290	$243	$3,532	$3,532
L2QA EBITDA	$3,188	$240	$3,427	$3,427
Net Leverage (LTM)	7.0x	5.8x	7.0x	7.0x
Net Leverage (L2QA)(11)	7.3x	5.9x	7.2x	7.2x
WACD (%)	6.6%	5.4%	6.6%	6.5%

Reconciliation to Financial Reported Debt
Actual
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,876
Unamortized financing costs and discounts, net of unamortized premiums	52
Gross Debt Consolidated(24)	24,928
Finance leases and other notes	335
Total Debt	25,263
Cash	(362)
Net Debt	$24,901

(1)PCMag is a trademark of Ziff Davis, LLC. Used under license. Reprinted with permission. © 2024 Ziff Davis, LLC. All Rights Reserved.
(2)Based on analysis by Ookla® of Speedtest Intelligence® data, median download speeds, consistency score, NY, NJ, Q1–Q2 2024. Ookla trademarks used under license and reprinted with permission.
(3)Average revenue per user (ARPU) is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships. ARPU amounts for prior periods have been adjusted to include mobile service revenue.
(4)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 7 of this earnings release.
(5)Capital intensity refers to total cash capital expenditures as a percentage of total revenue.
(6)Transactional Net Promoter Score (tNPS) represents the average monthly satisfaction metric across Care, Field, Retail and Sales within Fixed, Mobile, and Advanced Support.
(7)Compares technical, care and support calls in the last twelve months (LTM) at the end of Q2-24 compared to the LTM period at the end of Q2-23.
(8)Compares service visits or truck rolls, excluding employee initiated special request orders in the last twelve months (LTM) at the end of Q2-24 compared to the LTM period at the end of Q2-23.
(9)Self set-up % increase is the change in percentage of residential installs at eligible addresses choosing self-install, excluding fiber installs.
(10)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(11)L2QA leverage is calculated as quarter end net leverage divided by the last two quarters of Adjusted EBITDA annualized.
(12)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(13)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of our fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(14)Total Customer Relationship metrics do not include mobile-only customers.
(15)Beginning in the second quarter of 2023, mobile service revenue previously included in mobile revenue is now separately reported in residential revenue and business services revenue. In addition, mobile equipment revenue previously included in mobile revenue is now included in other revenue. Prior period amounts have been revised to conform with this earnings release.
(16)Mobile ending lines include lines receiving free service. Mobile ending lines excluding free service exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(17)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(18)Represents number of households/businesses that receive at least one of our fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(19)These loans use Synthetic USD LIBOR, calculated as Term SOFR plus a spread adjustment.
(20)The Incremental Term Loan B-6 is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Incremental Term Loan B-5 borrowings are still outstanding, unless the Incremental Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(21)Under the extension amendment to the Lightpath credit agreement entered into in February 2024, $95 million of revolving credit commitments, if drawn, would be due on June 15, 2027 and $20 million of revolving credit commitments, if drawn, would be due on November 30, 2025.
(22)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.

(23)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(24)Principal amount of debt excluding finance leases and other notes.
Certain numerical information is presented on a rounded basis. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@alticeusa.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.7 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also offer hyper-local, national and international news through our News 12 and i24NEWS networks.

FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, our revenue streams, results of operations and liquidity, including Free Cash Flow; our strategy, objectives, prospects, trends, service and operational improvements, base management strategy, capital expenditure plans, broadband, fiber, video and mobile growth, product offerings and passings; our ability to achieve operational performance improvements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including, without limitation, the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.